EXHIBIT (4)




                               MEDIUM-TERM NOTE

THIS NOTE IS A NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE "DEPOSITORY") TO A NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED                                                    PRINCIPAL AMOUNT
No. 1                         CUSIP No. 59018YVS7             $7,200,000

                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTE, SERIES C
                   2% Notes Linked to the Performance of the
                Dow Jones CBOT Treasury Index due July 28, 2008
                                 (the "Notes")

         MERRILL LYNCH & CO., INC., a Delaware corporation (hereinafter referred to as the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the Redemption Amount (as defined below) on July 28, 2008 (the "Stated Maturity Date"), and to pay interest on the principal amount hereof, at a rate per annum determined in accordance with the provisions hereof, until the Redemption Amount is paid or duly made available for payment in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts.

Payment of the Stated Maturity Date

         At the Stated Maturity Date, a Holder shall receive a cash payment equal to the Redemption Amount. The "Redemption Amount" with respect to each $1,000 principal amount of this Note shall be determined by the Calculation Agent (as defined below) and shall equal the greater of:

         (i) $1,000 x (     ( [Ending Value)  )) x Participation Rate
                      ( 1 - ( --------------- ))
                      (     ( Starting Value  ))
         or

         (ii) $1,000.

         The "Starting Value" equals 132.86.

         The "Ending Value" will be determined by the Calculation Agent and will equal the closing level of the Dow Jones CBOT Treasury Index determined on the Valuation Date (as defined below).

         The "Valuation Date" will be the fifth Business Day (as defined below) prior to the Stated Maturity Date.

         The "Participation Rate" equals 100%.

         The "Dow Jones CBOT Treasury Index" is published by the Chicago Board of Trade. The level of the Dow Jones CBOT Treasury Index at any time will be the level reported on Bloomberg page DJCBTI or any successor service or successor page thereto. If the relevant level for the Dow Jones CBOT Treasury Index are not available on Bloomberg page DJCBTI or on a successor page or successor service on the Valuation Date, such level will be determined in the sole discretion of the Calculation Agent.

         As used herein, the "Calculation Agent" is Merrill Lynch Capital Services, Inc. All determinations made by the Calculation Agent, absent a manifest error, shall be conclusive for all purposes and binding on the Company and the Holders and beneficial owners of this Note.

Interest

         The Company will pay interest in arrears on each Interest Payment Date (as defined below) commencing with the first Interest Payment Date next succeeding July 28, 2005, the ("Original Issue Date"), and on the Maturity Date. The "Interest Payment Dates" for this Note shall be the twenty-eighth day of each month commencing August 28, 2005. Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.

         Interest on this Note will accrue at a rate of 2% per annum from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for (or from, and including, the Original Issue Date if no interest has been paid or duly provided for) to, but excluding, the applicable Interest Payment Date or the Maturity Date, as the case may be. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered (the "Holder") at the close of business on the fifteenth calendar day (whether or not a Business Day, as defined below) immediately preceding the related Interest Payment Date (the "Record Date"); provided, however, that interest payable on the Maturity Date will be payable to the person to whom the Redemption Amount shall be payable. Any such interest not so punctually paid or duly provided for on any Interest Payment Date other than the Maturity Date ("Defaulted Interest") shall forthwith cease to be payable to the Holder on the close of business on any Record Date and, instead, shall be paid to the person in whose name this Note is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee hereinafter referred to, notice whereof shall be given to the Holder of this Note by the Trustee not less than 10 calendar days prior to such Special Record Date or may be paid at any time in any other lawful manner, all as more fully provided for in the Indenture.

         Payment of the Redemption Amount and interest in respect of this Note due on the Maturity Date will be made in immediately available funds upon presentation and surrender of this Note at the office or agency maintained by the Company for that purpose in the Borough of Manhattan, The City of New York. Payment of interest due on any Interest Payment Date other than the Maturity Date will be made at the aforementioned office or agency maintained by the Company or, at the option of the Company, by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register maintained by the Trustee on the Record Date; provided, however, that a Holder of U.S.$10,000,000 or more in aggregate principal amount of Notes (whether having identical or different terms and provisions) will be entitled to receive interest payments on such Interest Payment Date by wire transfer of immediately available funds if such Holder has delivered appropriate wire transfer instructions in writing to the Trustee not less than 15 calendar days prior to such Interest Payment Date. Any such wire transfer instructions received by the Trustee shall remain in effect until revoked by such Holder.

         If any Interest Payment Date or the Maturity Date of this Note falls on a day that is not a Business Day, the required payment of the Redemption Amount and/or interest shall be made on the next succeeding Business Day and no interest shall accrue with respect to the payment for the period from and after such Interest Payment Date or the Maturity Date, as the case may be, to the date of such payment on the next succeeding Business Day.

         As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

         Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         This Note is one of a duly authorized issue of Securities (hereinafter called the "Securities") of the Company designated as its Medium-Term Notes, Series C. The Securities are issued and to be issued under an indenture (the "Indenture") dated as of April 1, 1983, as amended and restated, between the Company and JPMorgan Chase Bank, N.A. (herein called the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered.

         The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes as requested by the Holder surrendering the same. If (x) the Depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company

Order to the effect that this Note shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Notes, this Note shall be exchangeable for Notes in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations. Such definitive Notes shall be registered in such name or names as the Depository shall instruct the Trustee. If definitive Notes are so delivered, the Company may make such changes to the form of this Note as are necessary or appropriate to allow for the issuance of such definitive Notes.

         This Note is not subject to any sinking fund.

         In case an Event of Default (as defined in the Indenture) with respect to any Notes shall have occurred and be continuing, the amount payable to a Holder of a Note upon any acceleration permitted by the Notes, with respect to each $1,000 principal amount of Notes, will be equal to the amount payable on the Stated Maturity Date, calculated as though the date of early repayment were the Stated Maturity Date.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in aggregate original public offering price or principal amount, as the case may be, of the Securities at any time Outstanding of each series affected thereby. Holders of specified percentages in aggregate original public offering price or principal amount, as the case may be, of the Securities of each series at the time Outstanding, on behalf of the Holders of all the Securities of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Redemption Amount and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations set forth therein and herein, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Company and each Holder or beneficial owner by acceptance hereof hereby agree to treat this Note for all tax purposes as a debt instrument that is subject to U.S. Treasury Regulation section 1.1275-4(b) governing contingent payment debt instruments, and, where required, the Company shall file information returns with the Internal Revenue Service in accordance with this treatment, in the absence of any change or clarification in the law, by regulation or otherwise, requiring a different characterization of the Notes.

         The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

         All terms used in this Note which are defined in the Indenture but not in this Note shall have the meanings assigned to them in the Indenture.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and an imprint or facsimile of its corporate seal to be imprinted hereon.

Dated: July 28, 2005
                                       MERRILL LYNCH & CO., INC.



                                       By:____________________________________
                                                      John Laws
                                                 Assistant Treasurer


[FACSIMILE OF SEAL]                    Attest:



                                       By:____________________________________
                                                 Judith A. Witterschein
                                                        Secretary


CERTIFICATE OF AUTHENTICATION This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

JPMORGAN CHASE BANK, N.A.,
         as Trustee



By:__________________________________________________
                 Authorized Officer

                           ASSIGNMENT/TRANSFER FORM
                           ------------------------


         FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto
(insert Taxpayer Identification No.) ________________________________________
_____________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)
_____________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing _______________________________________ attorney to transfer said
Note on the books of the Company with full power of substitution in the premises.


Date
     ----------------------              ------------------------------------
                                         NOTICE: The signature of the
                                         registered Holder to this assignment
                                         must correspond with the name as
                                         written upon the face of the within
                                         instrument in every particular,
                                         without alteration or enlargement or
                                         any change whatsoever.